Exhibit 99.1

ZBB Energy Corporation Announces Proposed Public Offering of Common Stock

MILWAUKEE, WI – (Marketwire – March 13, 2014) — ZBB Energy Corporation (NYSE MKT: ZBB) (the “Company”), a leading developer of intelligent, renewable energy power platforms and hybrid vehicle control systems, today announced that it is proposing to offer shares of its common stock in an underwritten public offering. The Company expects to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the shares of common stock offered in the public offering to cover over-allotments, if any. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.  The final terms of the offering will depend on market and other conditions at the time of pricing, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (OTCBB: NHLD), is acting as sole book-running manager for the offering.

ZBB Energy Corporation intends to offer and sell these securities pursuant to its existing shelf registration statement (File No. 333-171957), including a base prospectus, as declared effective by the Securities and Exchange Commission (“SEC”) on March 21, 2011.  A preliminary prospectus supplement describing the terms of the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov.  Copies of the preliminary prospectus supplement and accompanying base prospectus may be obtained by contacting the book-running manager at the following address:

National Securities Corporation
410 Park Ave, 14th Floor
New York, NY 10022
Attn: Kim Addarich
Telephone: (212)-417-8164
Email: prospectusrequest@nationalsecurities.com

A final prospectus supplement describing the terms of the offering will be filed with the SEC.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of ZBB Energy Corporation, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ZBB Energy Corporation

ZBB Energy Corporation (NYSE MKT: ZBB) designs, develops, and manufactures advanced energy storage, power electronic systems, and engineered custom and semi-custom products targeted at the growing global need for distributed renewable energy, energy efficiency, power quality, and grid modernization. ZBB and its power electronics subsidiary, Tier Electronics, LLC, have developed a portfolio of integrated power management platforms that combine advanced power and energy controls plus energy storage to optimize renewable energy sources and conventional power inputs whether connected to the grid or not. Tier Electronics participates in the energy efficiency markets through their hybrid vehicle control systems, and power quality markets with their line of regulation solutions. Together, these platforms solve a wide range of electrical system challenges in global markets for utility, governmental, commercial, industrial and residential end customers. Founded in 1986, ZBB's platforms ensure optimal efficiencies today, while offering the flexibility to adapt and scale to future requirements. ZBB's corporate offices, engineering and development, and production facilities are located in Menomonee Falls, WI, USA with a research facility also located in Perth, Western Australia. ZBB has a joint venture with Meineng Energy, a provider of leading-edge energy storage systems and solutions to the greater China market. For more information, visit: www.zbbenergy.com.

Safe Harbor Statement

Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding the proposed underwritten public offering and our intent regarding the use of proceeds from the offering. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ZBB Energy Contact:

Dilek Wagner
Vice President of Finance
262-253-9800 ext. 122

Investor Relations Contact:

David Mossberg
Three Part Advisors, LLC
817-310-0051